EXHIBIT 10.6

July 17, 2012

W. James Jackson, Ph.D.
Vice President
EMERGENT PRODUCT DEVELOPMENT SEATTLE, LLC
2273 Research Boulevard, Suite 400
Rockville, MD 20850

Dear Dr. Jackson:

Please refer to the Office Lease dated April 28, 2003 and all subsequent addenda and amendments thereto (the "Lease") for the space Emergent Product Development Seattle, LLC (successor in interest to Trubion Pharmaceuticals, Inc.) occupies within the Fourth and Battery Building.  This letter shall constitute an amendment to that Lease.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

It is agreed the lease term is being extended by two (2) years, bringing forth a new lease expiration date of April 30, 2015.  The rental rate during the extended term shall be $30.00 per square foot per year.  Additionally, August, 2012 rent for the office space, $123,000.03, shall be forgiven.

In consideration of the foregoing, when the lease expires and Emergent vacates the building, Emergent has no obligation to restore the building's roof as is currently detailed in the Lease paragraph 8. ALTERATIONS.

Lease paragraph 42. EXTENSION OPTION, shall be deleted in its' entirety and replaced with the following:

42.  SHORT TERM EXTENSION OPTION,  Lessor hereby grants to Lessee the right to extend the lease term by five (5) years.  In such event, Lessee will provide Lessor with nine (9) months prior written notice.  Rent during the five (5) year extended term shall be the same that is in effect at that time increasing by $1.00 each year thereafter.  Additionally, Lessee shall receive from Lessor a tenant improvement allowance of $15.00 per square foot.

Upon full execution of this amendment, Lessee gains the right to terminate the lease early for the sole purpose of expanding into Lessor's proposed Third and Battery building or any other building in Lessor's portfolio.

Except as provided in this amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

If you are in agreement with the above, please sign below where indicated and return all three copies to me for Martin Selig's signature.  Upon full execution, I shall return one copy to you for your files.

Sincerely,

/S/Theresa Howard

AGREED AND ACCEPTED:

SELIG REAL ESTATE	EMERGENT PRODUCT DEVELOPMENT
HOLDINGS EIGHT, LLC	SEATTLE, LLC

/s/ Martin Selig	/s/ W. James Jackson

By: Martin Selig	By: W. James Jackson
Its: Managing Member	Its: Vice President

Dated: July 26, 2012	Dated: July 19, 2012

STATE OF WASHINGTON
COUNTY OF KING

I certify that I know or have satisfactory evidence that Martin Selig signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

DATED this 26th day of July, 2012.

/s/Jill M. Hayes

Jill M. Hayes
NOTARY PUBLIC in and for the State of Washington, residing at Issaquah
My commission expires 6-1-14